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                                                                    EXHIBIT 1.1

                             UNDERWRITING AGREEMENT

                            MAIN PLACE FUNDING, LLC

                             UNDERWRITING AGREEMENT


                                _________, 1999


To the Representatives
named in Schedule I
hereto of the Underwriters
named in Schedule II hereto

Dear Sirs:

         Main Place Funding, LLC, a Delaware limited liability company (the "Company"), proposes to sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), the principal amount of its securities identified in
Schedule I hereto (the "Bonds"), to be issued under an indenture (the "Indenture") dated as of __________, 1999 between the Company and _____________________ as trustee (the "Trustee"). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives", as used herein, each shall be deemed to refer to such firm or firms.

         1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:

                  (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (the file number of which is set forth in Schedule I hereto), which has become effective, for the registration under the Act of the Bonds. Such registration statement, as amended to the date of this Agreement, meets the requirements set forth in Rule 415(a)(1) under the Act and complies in all other material respects with said Rule. The Company proposes to file with the Commission pursuant to Rule 424 under the Act a supplement to the form of prospectus included in such registration statement relating to the Bonds and the plan of distribution thereof and has previously advised the Representatives of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended to the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Basic



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         Prospectus"; and such supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424 (including the Basic Prospectus as so supplemented) is hereinafter called the "Final Prospectus." Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424 hereinafter is called the "Preliminary Final Prospectus." Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.

                  (b) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424 under the Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date (as hereinafter defined), (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the Exchange Act and the respective rules thereunder, (ii) the Registration Statement, as amended as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Final Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to
         (A) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act of the Trustee, (B) the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus or (C) the Current Report (as defined in Section 5(b) below), or in any amendment thereof or supplement thereto, incorporated by reference in the Registration Statement or the Final Prospectus (or any amendment thereof or supplement thereto).



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                  (c)      The Company has been duly organized and is validly
         existing as a limited liability company under the laws of the State of Delaware and has power and authority to own its properties and conduct its business, as now conducted by it, and to enter into and perform its obligations under this Agreement and the Indenture.

                  (d) The Company is not aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Basic Prospectus or for any additional information or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement.

                  (e) This Agreement has been duly authorized, executed and delivered by the Company, and the Indenture, when delivered by the Company, will have been duly authorized, executed and delivered by the Company, and will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

         2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in
Schedule I hereto, the principal amount of the Bonds set forth opposite such Underwriter's name in Schedule II hereto.

         3. Delivery and Payment. Delivery of and payment for the Bonds shall be made at the office, on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Bonds being herein called the "Closing Date"). Delivery of the Bonds shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof in the manner set forth in Schedule I hereto. If Schedule I indicates that the Bonds are to be issued in book-entry form, delivery of the Bonds shall be made through the facilities of the depository or depositories set forth on Schedule
I. Alternatively, certificates for the Bonds shall be registered in such names and in such denominations as the Representatives may request not less than three full business days in advance of the Closing Date.

         The Company agrees to have the Bonds available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date.

         4. Representations and Warranties of the Underwriters. Each Underwriter represents and agrees that (i) it has not offered or sold and will not offer or sell any Bonds to persons in the



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United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or the Financial Services Act 1986 (the "Services Act") and (ii) it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue of the Bonds, other than any document which consists of or any part of listing particulars, supplementary listing particulars or any other document required or permitted to be published by listing rules under Part IV of the Services Act, to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on. Each Underwriters further represents and agrees that each purchaser will be required to agree that it will not offer or sell any Bonds, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any relevant laws or regulations of Japan.

         5. Agreements. The Company agrees with the several Underwriters that:

                  (a) Prior to the termination of the offering of the Bonds, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus) to the Basic Prospectus unless the Company has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be filed via the Commission's Electronic Data Gathering Analysis and Retrieval System pursuant to Rule 424. The Company will advise the Representatives promptly (i) when the Final Prospectus shall have been filed with the Commission for filing pursuant to Rule 424, (ii) when any amendment to the Registration Statement relating to the Bonds shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Bonds for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) The Company will cause any Computational Materials (as defined in Section 10 below) with respect to the Bonds which are delivered by the Underwriters to the Company pursuant to Section 10 to be filed with the Commission on a Current Report on Form 8-K (the "Current Report") pursuant to Rule 13a-11 under the Exchange Act not later than the business day immediately following the earlier of (i) the day on which such



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         Computational Materials are delivered to counsel for the Company by the Underwriters prior to 10:30 a.m., New York City time, and (ii) the date hereof, and will promptly advise the Underwriters when such Current Report has been so filed. Such Current Report shall be incorporated by reference in the Final Prospectus and the Registration Statement. Notwithstanding the two preceding sentences, the Company shall have no obligation to file materials provided by the Underwriters pursuant to Section 10 which, in the reasonable determination of the Company after making reasonable efforts to consult with the Underwriters, are not required to be filed pursuant to the Kidder Letters (as defined in Section 10 below), or which contain erroneous information or contain any untrue statement of a material fact or, which, when read in conjunction with the Final Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Company shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any Computational Materials provided by the Underwriters to the Company pursuant to Section 10 hereof.

                  (c) If, at any time when a prospectus relating to the Bonds is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this
         Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and will use its best efforts to cause any required post-effective amendment to the Registration Statement containing such amendment to be made effective as soon as possible; provided, however, that the Company will not be required to file any such amendment or supplement with respect to any Computational Materials incorporated by reference in the Final Prospectus other than any amendments or supplements of such Computational Materials that are furnished to the Company pursuant to Section 10(d) hereof which the Company determines to file in accordance therewith.

                  (d) The Company will make generally available to its security holders and to the Representatives as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the regulations under the Act) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule
         158) of the Registration Statement.

                  (e) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, executed copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may



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         be required by the Act, as many copies of any Preliminary Final
         Prospectus and the Final Prospectus and any amendments thereof and supplements thereto (other than exhibits to the related Current Report) as the Representatives may reasonably request. The Company will pay the expenses of printing all documents relating to the initial offering, provided that any additional expenses incurred in connection with the requirement of delivery of a market-making prospectus will be borne by NationsBanc Montgomery Securities LLC.

                  (f) The Company will arrange for the qualification of the Bonds for sale under the laws of such jurisdictions as the Representatives may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Bonds and will arrange for the determination of the legality of the Bonds for purchase by institutional investors; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

                  (g) The Company agrees to cooperate with the Representatives with respect to the application for the Bonds to be listed on the stock exchange, if any, set forth on Schedule I hereto and to use its best efforts to obtain all necessary government approvals and follow all governmental regulations in connection therewith. The Company further agrees, subject to the following sentence, to use its best efforts to maintain such listing as is obtained for as long as the Bonds are outstanding and to pay all fees and supply all further documents, information and undertakings as may be necessary or advisable to maintain such listing. However, if listing becomes unduly burdensome or impossible, in either case in the view of the Company, the Company will no longer be obligated to maintain such listing. The Company agrees to consult with the Representatives at such time as to an alternative listing for the Bonds but shall have no obligation to list the Bonds on an alternative exchange.

         6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Bonds shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus shall have been filed or mailed for filing with the Commission within the time period prescribed by the Commission.



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                  (b)      The Company shall have furnished to the
         Representatives the opinion of [Hunton & Williams] [Cadwalader, Wickersham & Taft], counsel for the Company, dated the Closing Date, to the effect of paragraphs (iii), (iv), (vi), (vii), (ix) and (x) below, and the opinion of Andrea Goldenberg or other special counsel to the Company, dated the Closing Date, to the effect of paragraphs
         (i), (ii), (v) and (viii) below:

                           (i) the Company is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware, has the power and authority to own its properties and conduct its business as described in the Final Prospectus;

                           (ii) the Company has no subsidiaries and is not required to be qualified or licensed to do business as a foreign corporation in any jurisdiction;

                           (iii) the Bonds conform in all material respects to the description thereof contained in the Final Prospectus;

                           (iv) the Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. 1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy) and provided that no opinion is expressed herein with respect to consolidation of the Company with NationsBank, N.A. ("NationsBank, N.A."), its indirect parent, in the event that NationsBank, N.A. is placed into a conservatorship or receivership pursuant to the Federal Deposit Insurance Act, as amended, or the consequences flowing therefrom; and the Bonds have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. 1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy) and provided that no opinion is expressed with respect to consolidation of the Company with NationsBank, N.A., its indirect parent, in the event that NationsBank, N.A. is placed into a conservatorship or receivership pursuant to the Federal Deposit Insurance Act, as amended, or the consequences flowing therefrom;



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                           (v)      to the best knowledge of such counsel,
                  there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit, which is not described or filed as required;

                           (vi) the Registration Statement has become effective under the Act; to the best knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; the Registration Statement, the Final Prospectus and each amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that the Registration Statement or any amendment thereof at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus, as amended or supplemented, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (vii) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal and state securities laws, and further subject to 12 U.S.C. 1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy) and provided that no opinion is expressed with respect to consolidation of the Company with NationsBank, N.A., its indirect parent, in the event that NationsBank, N.A. is placed into a conservatorship or receivership pursuant to the Federal Deposit Insurance Act, as amended, or the consequences flowing therefrom;



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                           (viii)   no consent, approval, authorization or
                  order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Bonds by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

                           (ix) neither the issue and sale of the Bonds, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under the declaration of trust or by-laws of the Company or, to the best knowledge of such counsel, the terms of any indenture or other agreement or instrument known to such counsel and to which the Company is a party or bound, or any order or regulation known to such counsel to be applicable to the Company of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company; and

                           (x) the statements in the Final Prospectus under the heading "United States Federal Income Tax Consequences," to the extent that they constitute matters of law or legal conclusions, have been prepared or reviewed by such counsel and provide a fair summary of such law or conclusions.

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company or NationsBank, N.A. and public officials.

                  (c) The Representative shall have received from [Hunton & Williams] [Cadwalader, Wickersham & Taft], counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Final Prospectus, the non-consolidation of the Company and [___________] in the event of a conservatorship or receivership of [____________] and such other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (d) The Representatives shall have received copies, addressed to them or on which they are entitled to rely, of opinions of counsel furnished to the Trustee under the Indenture or to the rating agencies rating the Bonds as set forth on Schedule I hereto addressing (i) the pledge by the Company to the Trustee of its right, title and interest in and to the initial collateral for the Bonds or alternatively, an opinion with respect to such matters may be included in the opinion provided under Section 6(b), and (ii) the non-



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         consolidation of the Company and NationsBank, N.A. in the event of a conservatorship or receivership of NationsBank, N.A.

                  (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or President and Chief Executive Officer or an Executive Vice President or Treasurer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement (excluding any Current Reports and any other documents incorporated by reference therein), the Final Prospectus and this Agreement and that to the best of their knowledge:

                           (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                           (ii) no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or threatened; and

                           (iii) since the respective dates as of which information is given in the Final Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

                  (f)      (i)      On the date hereof, PricewaterhouseCoopers
         LLP and/or any other firm of certified independent public accountants acceptable to the Representatives shall have furnished to the Representatives a letter, dated the date hereof, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder, and stating in effect that using the assumptions and methodology used by the Company, all of which shall be described in such letter, they have recalculated such numbers and percentages set forth in the Final Prospectus as the Representatives may reasonably request and as are agreed to by PricewaterhouseCoopers LLP, compared the results of their calculations to the corresponding items in the Final Prospectus, and found each such number and percentage set forth in the Final Prospectus to be in agreement with the results of such calculations. To the extent historical financial information with respect to the Company and/or historical financial, delinquency or related information with respect to one or more servicers is included in the Final Prospectus, such letter or letters shall also relate to such information.



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                           (ii)     On the Closing Date, PricewaterhouseCoopers
         LLP and/or any other firm of certified independent public accountants acceptable to the Representatives shall have furnished to the Representatives a letter, in form and substance satisfactory to the Representatives and as are agreed to by PricewaterhouseCoopers LLP, relating, to the extent such information is not covered in the letter or letters provided pursuant to clause (f)(i), to a portion of the information set forth on the Mortgage Loan Schedule attached to the Indenture and to the calculation of the Discounted Value of the Initial Collateral (as defined in the Indenture) or if a letter relating to the same information is provided to the Trustee, indicating that the Underwriters are entitled to rely upon their letter to the Trustee.

                  (g) The Bonds shall have received the rating or ratings from the rating agency or rating agencies set forth in Schedule I hereto.

                  (h) The stock exchange, if any, set forth on Schedule I hereto shall have agreed in principle on or prior to the Closing Date to list the Bonds.

                  (i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

         7. Reimbursement of Underwriters' Expenses. If the sale of the Bonds provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Bonds.

         8.       Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Bonds as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission (in the case of any Computational Materials in respect of which the Company agrees to indemnify any Underwriter, as set forth below, when such are read in conjunction with the Final Prospectus) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein
         (A) in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof or (B) in any Current Report or any amendment or supplement thereof, except to the extent that any untrue statement or alleged untrue statement therein results (or is alleged to have resulted) directly from an error (an "Initial Collateral Error") in the information concerning the Eligible Mortgage Loans constituting the Initial Collateral furnished by the Company to any Underwriter in writing or by electronic transmission that was used in the preparation of either (x) any Computational Materials (or amendments or supplements thereof) included in such Current Report (or amendment or supplement thereof) or (y) any written or electronic materials furnished to prospective investors on which the Computational Materials (or amendments or supplements) were based, (ii) such indemnity with respect to the Basic Prospectus or any Preliminary Final Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Bonds which are the subject thereof if such person did not receive a copy of the Final Prospectus (or the Final Prospectus as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Bonds to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Basic Prospectus or any Preliminary Final Prospectus was corrected in the Final Prospectus (or the Final Prospectus as amended or supplemented), and (iii) such indemnity with respect to any Initial Collateral Error shall not inure to the benefit of any Underwriter (or any person controlling any Underwriter) from whom the person asserting any loss, claim, damage or liability received any Computational Materials (or any written or electronic materials on which the Computational Materials are based) that were prepared on the basis of such Initial Collateral Error, if, prior to the time of confirmation of the sale of the Bonds to such person, the Company notified such Underwriter in writing of the Initial Collateral Error or provided in written or electronic form information superseding or correcting such Initial Collateral Error (in any such case, a "Corrected Initial Collateral Error"), and such Underwriter failed to notify such person thereof or to deliver such person corrected Computational Materials (or underlying written or electronic materials). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to (A) written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity, or (B) any Computational Materials (or amendments or supplements thereof) furnished to the Company by any Underwriter pursuant to Section 10 and incorporated by reference in the Registration Statement or the Final Prospectus (except that no such indemnity shall be available for any losses, claims, damages or liabilities, or actions in respect thereof resulting from any Initial Collateral Error, other than a Corrected Initial Collateral Error). This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth under the heading "Underwriting" or "Plan of Distribution" in any Preliminary Final Prospectus or the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity (other than any Computational Materials (or amendments or supplements thereof) furnished to the Company by any Underwriter), and you, as the Representatives, confirm that such statements are correct.

                  (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this

         Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless
         (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of subparagraph (a), representing the indemnified parties under subparagraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or
         (iii).

                  (d) To provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph
         (a) or (b) of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company or the Underwriters on the grounds of policy or otherwise, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Underwriters may be subject, as follows:

                           (i) in the case of any losses, claims, damages and liabilities (or actions in respect thereof) which do not arise out of or are not based upon any untrue statement or omission of a material fact in any Computational Materials (or any amendments or supplements thereof), in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount bears to the sum of such discount and the purchase price of the Bonds specified in Schedule I hereto and the Company is responsible for the balance; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Bonds) be responsible under this subparagraph
                  (i) for any amount in excess of the underwriting discount applicable to the Bonds purchased by such Underwriter hereunder; and

                           (ii) in the case of any losses, claims, damages and liabilities (or actions in respect thereof) which arise out of or are based upon any untrue statement or omission of a material fact in any Computational Materials (or any amendments or supplements thereof), in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact in such Computational Materials (or any amendments or supplements thereof) results from information prepared by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         Notwithstanding anything to the contrary in this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the preceding sentence of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

         9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Bonds agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Bonds set forth opposite their names in Schedule II hereto bear to the aggregate amount of Bonds set forth opposite the names of all the remaining Underwriters) the Bonds which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Bonds which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Bonds set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Bonds, and if such nondefaulting Underwriters do not purchase all the Bonds, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

         10. Computational Materials. (a) Not later than 10:30 a.m., New York City time, on the date hereof, the Underwriters shall deliver to the Company five complete copies of all materials provided by the Underwriters to prospective investors in the Bonds which constitute

"Computational Materials" within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters") and the filing of such material is a condition of the relief granted in such letter (such materials being the "Computational Materials"). Each delivery of Computational Materials to the Company pursuant to this paragraph (a) shall be effected by delivering four copies of such materials to counsel for the Company on behalf of the Company at the address specified in Section 13 hereof and one copy of such materials to the Company.

                  (b) The Underwriters represent and warrant to and agree with the Company, as of the date hereof and as of the Closing Date, that:

                           (i) the Computational Materials furnished to the Company pursuant to Section 10(a) constitute (either in original, aggregated or consolidated form) all of the materials furnished to prospective investors by the Underwriters prior to the time of delivery thereof to the Company with respect to the Bonds in accordance with the Kidder Letters, and such Computational Materials comply with the requirements of the Kidder Letters;

                           (ii) on the date any such Computational Materials
                  with respect to the Bonds (or any written or electronic materials furnished to prospective investors on which the Computational Materials are based) were last furnished to each prospective investor and on the date of delivery thereof to the Company pursuant to Section 10(a) and on the Closing Date, such Computational Materials (or materials) did not and will not include any untrue statement of a material fact, or, when read in conjunction with the Final Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                           (iii) at the time any Computational Materials (or any written or electronic materials furnished to prospective investors on which the Computational Materials are based) with respect to the Bonds were furnished to a prospective investor and on the date hereof, the Underwriters possessed, and on the date of delivery of such materials to the Company pursuant to this Section 10 and on the Closing Date, the Underwriters will possess, the capability, knowledge, expertise, resources and systems of internal control necessary to ensure that such Computational Materials conform to the representations and warranties of the Underwriters contained in subparagraphs (i) and (ii) above of this paragraph (b); and

                           (iv) all Computational Materials (or underlying materials distributed to prospective investors on which the Computational Materials were based) contained and will contain a legend, prominently displayed on the first page thereof, to the effect that the Company has not prepared, reviewed or participated in the preparation of such Computational Materials, is not responsible for the accuracy thereof and has not authorized the dissemination thereof.

Notwithstanding the foregoing, the Underwriters make no representation or warranty as to whether any Computational Materials (or any written or electronic materials on which the Computational Materials are based) included or will include any untrue statement resulting directly from any Initial Collateral Error (except any Corrected Initial Collateral Error, with respect to materials prepared after the receipt by the Underwriters from the Company of notice of such Corrected Initial Collateral Error or materials superseding or correcting such Corrected Initial Collateral Error).

                  (c) The Underwriters acknowledge and agree that the Company has not authorized and will not authorize the distribution of any Computational Materials to any prospective investor, and agree that any Computational Materials with respect to the Bonds furnished to prospective investors shall include a disclaimer in the form set forth in paragraph (b)(iv) above. The Underwriters agree that they will not represent to investors that any Computational Materials were prepared or disseminated on behalf of the Company.

                  (d) If, at any time when a prospectus relating to the Bonds is required to be delivered under the Act, it shall be necessary to amend or supplement the Final Prospectus as a result of an untrue statement of a material fact contained in any Computational Materials provided by the Underwriters pursuant to this Section 10 or the omission to state therein a material fact required, when considered in conjunction with the Final Prospectus, to be stated therein or necessary to make the statements therein, when read in conjunction with the Final Prospectus, not misleading, or if it shall be necessary to amend or supplement any Current Report to comply with the Act or the rules thereunder, the Underwriters, at their expense, promptly will prepare and furnish to the Company for filing with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. The Underwriters represent and warrant to the Company, as of the date of delivery of such amendment or supplement to the Company, that such amendment or supplement will not include any untrue statement of a material fact or, when read in conjunction with the Final Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company shall have no obligation to file such amendment or supplement if the Company determines that (i) such amendment or supplement contains any untrue statement of a material fact or, when read in conjunction with the Final Prospectus, omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Company shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any such amendment or supplement provided by the Underwriters to the Company pursuant to this paragraph (d) or (ii) such filing is not required under the Act.

                  (e) The Underwriters (at their own expense) further agree to provide to the Company any accountants' letters obtained relating to the Computational Materials, which accountants' letters shall be addressed to the Company or shall state that the Company may rely thereon; provided that the Underwriters shall have no obligation to procure such letter.

         11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Bonds, if prior to such time
(i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Bonds.

         12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Bonds. The provisions of Section 7 and 8 hereof and this Section 12 shall survive the termination or cancellation of this Agreement.

         13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them, at the address specified in
Schedule I hereto, with a copy to: [Hunton & Williams, Bank of America Plaza, Suite 3500, 101 South Tryon Street, Charlotte, North Carolina 28280, Attn:
Michael Nedzbala, Esq.] [Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, Attn: Jordan M. Schwartz, Esq.]; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 100 North Tryon Street, 23rd Floor, Charlotte, North Carolina 28255, Attn:
President, with a copy to: [Hunton & Williams, Bank of America Plaza, Suite 3500, 101 South Tryon Street, Charlotte, North Carolina 28280, Attn: Michael Nedzbala, Esq.] [Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, Attn: Jordan M. Schwartz, Esq.]

         14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

         15. Applicable Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                           Very truly yours,

                           MAIN PLACE FUNDING, LLC
                           By:  NATIONSBANK, N.A., managing member


                           By:
                              ------------------------------------
                           Name:
                              ------------------------------------
                           Title:
                              ------------------------------------



The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.


----------------------------------

----------------------------------

----------------------------------

----------------------------------

By:
    --------------------------------------

By:
    --------------------------------------


For themselves and the other
several Underwriters, if any,
named in Schedule II to the
foregoing Agreement.

                                   SCHEDULE I


Underwriting Agreement dated ____________, 1999

Registration Statement No. 333-71489

Representatives:
                  ---------------------------------

Title, Purchase Price and Description of Bonds:

         Title: Mortgage-Backed Bonds, Series ______ due _____

         Principal amount:  $
                              -----------------

         Interest Rate:
                         --------------------------------------

         Purchase price (include type of funds and accrued interest or amortization, if applicable): ______% [New York Clearing House (next day) funds] [Federal (same day) funds]

         Bond Ratings:  (indicate rating level and name of each rating agency)

         Form of Bonds:  (indicate physical or book-entry)

         Depository:  The Depository Trust Company

         Stock Exchange listing:  Luxembourg Stock Exchange

         Other provisions: None.

Closing Date, Time and Location: ________, 1999, ____ a.m., New York City time, office of _________________.

                                  SCHEDULE II

                                                     Principal Amount
                                                       of Bonds to
Underwriters                                            be Purchased
------------                                         ----------------


